Exhibit 99.1

PZENA INVESTMENT MANAGEMENT, INC.

REPORTS RESULTS FOR THE THIRD QUARTER OF 2018

•	Assets under management ends the third quarter at $38.9 billion.
•	Q3 2018 revenue increases 9 percent to $39.6 million from Q3 2017.
•	Q3 2018 GAAP diluted earnings per share increases 29 percent to $0.22 from Q3 2017.
•	Board declares a quarterly dividend of $0.03 per share.

NEW YORK, October 18, 2018 - Pzena Investment Management, Inc. (NYSE: PZN) reported the following U.S. Generally Accepted Accounting Principles (GAAP) basic and diluted net income and earnings per share for the three and nine months ended September 30, 2018 and 2017 (in thousands, except per-share amounts):

	GAAP Basis
	For the Three Months Ended September 30,
	2018	2017
	(unaudited)
Basic Net Income	$4,262	$2,989
Basic Earnings Per Share	$0.24	$0.17

Diluted Net Income	$15,786	$11,862
Diluted Earnings Per Share	$0.22	$0.17

	GAAP Basis
	For the Nine Months Ended September 30,
	2018	2017
	(unaudited)
Basic Net Income	$11,257	$7,954
Basic Earnings Per Share	$0.63	$0.46

Diluted Net Income	$44,033	$31,077
Diluted Earnings Per Share	$0.61	$0.44

GAAP diluted net income and GAAP diluted earnings per share were $15.8 million and $0.22 respectively, for the three months ended September 30, 2018, and $11.9 million and $0.17, respectively, for the three months ended September 30, 2017. GAAP diluted net income and GAAP diluted earnings per share were $44.0 million and $0.61, respectively, for the nine months ended September 30, 2018, and $31.1 million and $0.44, respectively, for the nine months ended September 30, 2017.

In evaluating the results of operations, management also reviews non-GAAP measures of earnings, which are adjusted to exclude accounting items that add a measure of non-operational complexity which obscures the underlying performance of the business. For the three and nine months ended September 30, 2018 and 2017, no adjustments were made to GAAP earnings, resulting in the same GAAP and non-GAAP measures of earnings.

Net income for diluted earnings per share generally assume all operating company membership units are converted into Company stock at the beginning of the reporting period, and the resulting change to Company net income associated with its increased interest in the operating company is taxed at the Company's effective tax rate, exclusive of the adjustments noted above and other adjustments.  When this conversion results in an increase in earnings per share or a decrease in loss per share, diluted net income and diluted earnings per share are assumed to be equal to basic net income and basic earnings per share for the reporting period.

In December 2017, the Company changed the classification of assets under management ("AUM") to better reflect the composition of its client base. The Company now groups its assets into three categories: Separately Managed Accounts, Sub-Advised Accounts, and Pzena Funds, which better illustrate the characteristics inherent in its client relationships. Historical data has been reclassified for all periods presented and did not impact reported totals of AUM.

Assets Under Management (unaudited)[1]
($ billions)
	For the Three Months Ended			For the Twelve Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2018	2018	2017	2018	2017
Separately Managed Accounts
Assets
Beginning of Period	$13.8	$14.6	$13.8	$14.3	$11.5
Inflows	0.8	0.3	0.1	1.8	1.5
Outflows	(0.3)	(0.8)	(0.3)	(2.2)	(1.5)
Net Flows	0.5	(0.5)	(0.2)	(0.4)	—
Market Appreciation/(Depreciation)	0.3	(0.3)	0.7	0.7	2.8
End of Period	$14.6	$13.8	$14.3	$14.6	$14.3

Sub-Advised Accounts
Assets
Beginning of Period Assets	$21.2	$21.3	$18.2	$19.7	$14.8
Inflows	1.0	0.7	0.8	3.7	3.3
Outflows	(0.5)	(0.5)	(0.3)	(2.4)	(2.2)
Net Flows	0.5	0.2	0.5	1.3	1.1
Market Appreciation/(Depreciation)	0.5	(0.3)	1.0	1.2	3.8
End of Period	$22.2	$21.2	$19.7	$22.2	$19.7

Pzena Funds
Assets
Beginning of Period Assets	$1.9	$1.8	$1.5	$1.4	$1.1
Inflows	0.2	0.2	—	0.9	0.3
Outflows	(0.1)	(0.1)	(0.1)	(0.2)	(0.3)
Net Flows	0.1	0.1	(0.1)	0.7	—
Market Appreciation/(Depreciation)	0.1	—	—	—	0.3
End of Period	$2.1	$1.9	$1.4	$2.1	$1.4

Total
Assets
Beginning of Period	$36.9	$37.7	$33.5	$35.4	$27.4
Inflows	2.0	1.2	0.9	6.4	5.1
Outflows	(0.9)	(1.4)	(0.7)	(4.8)	(4.0)
Net Flows	1.1	(0.2)	0.2	1.6	1.1
Market Appreciation/(Depreciation)	0.9	(0.6)	1.7	1.9	6.9
End of Period	$38.9	$36.9	$35.4	$38.9	$35.4

Financial Discussion

Revenue (unaudited)
($ thousands)
	For the Three Months Ended
	September 30,	June 30,	September 30,
	2018	2018	2017
Separately Managed Accounts	$19,578	$19,160	$19,756
Sub-Advised Accounts	16,616	16,256	14,073
Pzena Funds	3,386	2,932	2,400
Total	$39,580	$38,348	$36,229

		For the Nine Months Ended
		September 30,	September 30,
		2018	2017
Separately Managed Accounts		$58,820	$56,003
Sub-Advised Accounts		49,323	39,437
Pzena Funds		9,037	6,946
Total		$117,180	$102,386

Revenue was $39.6 million for the third quarter of 2018, an increase of 3.2% from $38.3 million for the second quarter of 2018 and an increase of 9.2% from $36.2 million for the third quarter of 2017.

Included in these amounts for the third quarter of 2018 were performance fees recognized of $0.8 million, compared to $0.9 million for both the second quarter of 2018 and for the third quarter of 2017.

Average assets under management for the third quarter of 2018 were $38.3 billion, increasing 1.6% from $37.7 billion for the second quarter of 2018, and 11.3% from $34.4 billion for the third quarter of 2017.  The increase from the second quarter of 2018 primarily reflects net inflows and market appreciation during the third quarter of 2018.  The increase from the third quarter of 2017 primarily reflects market appreciation and net inflows.

The weighted average fee rate was 0.413% for the third quarter of 2018, increasing from 0.407% for the second quarter of 2018, and decreasing from 0.421% for the third quarter of 2017.

The weighted average fee rate for separately managed accounts was 0.547% for the third quarter of 2018, increasing from 0.535% for the second quarter of 2018, and decreasing from 0.563% for the third quarter of 2017.  The increase from second quarter of 2018 reflects an increase in assets in strategies that generally carry higher fee rates. The decrease from the third quarter of 2017 reflects a decrease in performance fees and an increase in large client relationships that generally carry lower fee rates.

The weighted average fee rate for sub-advised accounts was 0.302% for the third quarter of 2018, compared to 0.303% for the second quarter of 2018 and 0.298% for the third quarter of 2017.

The weighted average fee rate for Pzena funds was 0.668% for the third quarter of 2018, increasing from 0.624% for the second quarter of 2018, and from 0.660% for the third quarter of 2017. The increase from the second quarter of 2018 and the third quarter of 2017 reflects an increase in assets in strategies that generally carry higher fee rates. The increase from the third quarter of 2017 is partially offset by the adoption of the new revenue recognition standard, which requires fund expense cap reimbursements to be presented net against revenue. The Company adopted the new revenue recognition standard as of January 1, 2018 using a modified retrospective approach, and thus prior periods have not been restated. Excluding the impact of the revenue recognition presentation change, the weighted average fee rate for Pzena funds was 0.703% for the third quarter of 2018, increasing from 0.676% for the second quarter of 2018 and from 0.660% for the third quarter of 2017.

Total operating expenses were $19.4 million for the third quarter of 2018, increasing from $18.6 million for the second quarter of 2018 and from $17.8 million for the third quarter of 2017.  The increase in operating expenses from the second quarter of 2018 primarily reflects an increase in compensation and benefits expense due to an increase in compensation rates. The increase in operating expenses from the third quarter of 2017 reflects an increase in compensation and benefits expense due to an increase in compensation rates, as well as an increase in general and administrative costs due to an increase in business activities.

Operating Expenses (unaudited)
($ thousands)
	For the Three Months Ended
	September 30,	June 30,	September 30,
	2018	2018	2017
Compensation and Benefits Expense	$16,122	$15,224	$14,763
General and Administrative Expense	3,322	3,379	3,062
Operating Expenses	$19,444	$18,603	$17,825

		For the Nine Months Ended
		September 30,	September 30,
		2018	2017
Compensation and Benefits Expense		$47,520	$44,681
General and Administrative Expense		9,856	9,585
Operating Expenses		$57,376	$54,266

As of September 30, 2018, employee headcount was 109, up from 108 at June 30, 2018 and 108 at September 30, 2017.

The operating margin was 50.9% for the third quarter of 2018, compared to 51.5% for the second quarter of 2018, and 50.8% for the third quarter of 2017.

Other income/ (expense) was income of approximately $0.6 million for the third quarter of 2018, an expense of $0.2 million for the second quarter of 2018, and income $1.3 million for the third quarter of 2017.  Other income/ (expense) includes a portion of gains/ (losses) and other investment income associated with the investments of outside interests, which are offset in net income attributable to non-controlling interests.

Excluding the outside interests of the Company's investment partnerships, other income/ (expense) was income of approximately $0.6 million for the third quarter of 2018, an expense of $0.2 million for second quarter of 2018, and income of $1.1 million for the third quarter of 2017.  Other income/ (expense) primarily reflects the fluctuations in the gains/ (losses) and other investment income recognized by the Company on its direct equity investments, the majority of which are held to satisfy obligations under its deferred compensation plan, as well as those recognized by external investors on their investments in investment partnerships that the Company consolidates.  Details of other income/ (expense), as well as a reconciliation of the related GAAP and non-GAAP measures, are shown below:

Other Income/ (Expense) (unaudited)
($ thousands)
	For the Three Months Ended
	September 30,	June 30,	September 30,
	2018	2018	2017
Net Interest and Dividend Income	$286	$125	$183
Gains/ (Losses) and Other Investment Income	346	(327)	1,054
Other (Expense)/ Income	(27)	(10)	69
GAAP Other Income/ (Expense)	605	(212)	1,306
Outside Interests of Investment Partnerships[1]	(16)	33	(215)
Non-GAAP Other Income/ (Expense), Net of Outside Interests	$589	$(179)	$1,091

		For the Nine Months Ended
		September 30,	September 30,
		2018	2017
Net Interest and Dividend Income		$509	$401
(Losses)/ Gains and Other Investment Income		(144)	2,802
Other (Expense)/ Income		(22)	201
GAAP Other Income		343	3,404
Outside Interests of Investment Partnerships[1]		(13)	(592)
Non-GAAP Other Income, Net of Outside Interests		$330	$2,812

[1]	Represents the non-controlling interest allocation of the income of the Company's consolidated investment partnerships to its external investors.

The Company recognized income tax expenses of $1.3 million for the third quarter of 2018, $2.2 million for the second quarter of 2018, and $2.5 million for the third quarter of 2017.  Third quarter 2018 income tax expense reflects a $0.5 million benefit associated with the reversal of uncertain tax position liabilities and interest related to unincorporated and other business tax expenses due to the expiration of the statute of limitations. The decrease in income tax expenses from the second quarter of 2018 and third quarter of 2017 also reflects a corporate income tax benefit recognized during the third quarter of 2018 associated with a one-time adjustment to the deferred tax asset.

Details of the income tax expense, as well as a reconciliation of the related GAAP and non-GAAP measures, are shown below:

Income Tax Expense (unaudited)
($ thousands)
	For the Three Months Ended
	September 30,	June 30,	September 30,
	2018	2018	2017
Corporate Income Tax Expense	$867	$1,338	$1,746
Unincorporated and Other Business Tax Expense	427	838	747
Income Tax Expense	$1,294	$2,176	$2,493

		For the Nine Months Ended
		September 30,	September 30,
		2018	2017
Corporate Income Tax Expense		$3,674	$4,413
Unincorporated and Other Business Tax Expense		2,003	2,047
Income Tax Expense		$5,677	$6,460

Details of the net income attributable to non-controlling interests of the Company's operating company and consolidated subsidiaries are shown below:

GAAP Non-Controlling Interests (unaudited)
($ thousands)
	For the Three Months Ended
	September 30,	June 30,	September 30,
	2018	2018	2017
Operating Company Allocation	$15,169	$13,918	$14,013
Outside Interests of Investment Partnerships[1]	16	(33)	215
GAAP Net Income Attributable to Non-Controlling Interests	$15,185	$13,885	$14,228

		For the Nine Months Ended
		September 30,	September 30,
		2018	2017
Operating Company Allocation		$43,200	$36,518
Outside Interests of Investment Partnerships[1]		13	592
GAAP Net Income Attributable to Non-Controlling Interests		$43,213	$37,110

[1]	Represents the non-controlling interest allocation of the income of the Company's consolidated investment partnerships to its external investors.

On October 16, 2018, the Company's Board of Directors approved a quarterly dividend of $0.03 per share of its Class A common stock.  The following dates apply to the dividend:

Record Date:       October 30, 2018

Payment Date:    November 23, 2018

During the last twelve months, inclusive of the dividend noted above, the Company declared total dividends of $0.51 per share of its Class A common stock.

Third Quarter 2018 Earnings Call Information

Pzena Investment Management, Inc. (NYSE: PZN) will hold a conference call to discuss the Company's financial results and outlook at 10:00 a.m. ET, Friday, October 19, 2018.  The call will be open to the public.

Webcast Instructions: To gain access to the webcast, which will be "listen-only," go to the Events page in the Investor Relations area of the Company's website, www.pzena.com.

Teleconference Instructions: To gain access to the conference call via telephone, U.S. callers should dial 844-378-6482; Canada callers should dial 855-669-9657; international callers should dial 412-317-5106.  Please reference the Pzena Investment Management call.

Replay: The conference call will be available for replay through November 2, 2018, on the web using the information given above.

About Pzena Investment Management

Pzena Investment Management, LLC, the firm's operating company, is a value-oriented investment management firm.  Founded in 1995, Pzena Investment Management has built a diverse, global client base.  More firm and stock information is posted at www.pzena.com.

Forward-Looking Statements

This press release may contain, in addition to historical information, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended. Forward-looking statements provide the Company’s current views, expectations, or forecasts of future events and performance, and include statements about our expectations, beliefs, plans, objectives, intentions, assumptions and other statements that are not historical facts. Words or phrases such as “anticipate,” “believe,” “continue,” “ongoing,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project” or similar words or phrases, or the negatives of those words or phrases, may identify forward-looking statements, but the absence of these words does not necessarily mean that a statement is not forward-looking.

Among the factors that could cause actual results to differ from those expressed or implied by a forward-looking statement are those described in the sections entitled “Risk Factors” and “Management's Discussion and Analysis of Financial Condition and Results of Operations” in the Company's Annual Report on Form 10-K, as filed with the SEC on March 9, 2018 and in the Company's Quarterly Reports on Form 10-Q as filed with the SEC.  In light of these risks, uncertainties, assumptions, and factors, actual results could differ materially from those expressed or implied in the forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date of this release.

The Company is not under any obligation and does not intend to make publicly available any update or other revisions to any forward-looking statements to reflect circumstances existing after the date of this release or to reflect the occurrence of future events even if experience or future events make it clear that any expected results expressed or implied by those forward-looking statements will not be realized.

Contact: Gary Bachman, 212-583-0225 or bachman@pzena.com.

PZENA INVESTMENT MANAGEMENT, INC.

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

(in thousands)

	As of
	September 30,	December 31,
	2018	2017
	(unaudited)
ASSETS
Cash and Cash Equivalents	$31,913	$63,414
Restricted Cash	1,026	1,017
Due from Broker	894	1,875
Advisory Fees Receivable	34,398	32,531
Investments	58,170	21,737
Prepaid Expenses and Other Assets	2,353	2,575
Deferred Tax Asset	35,984	39,639
Property and Equipment, Net of Accumulated
Depreciation of $3,804 and $3,063, respectively	5,631	6,259
TOTAL ASSETS	$170,369	$169,047

LIABILITIES AND EQUITY
Liabilities:
Accounts Payable and Accrued Expenses	$31,962	$31,983
Due to Broker	608	144
Liability to Selling and Converting Shareholders	36,441	36,441
Deferred Compensation Liability	3,490	918
Other Liabilities	415	272
TOTAL LIABILITIES	72,916	69,758

Equity:
Total Pzena Investment Management, Inc.'s Equity	29,417	32,304
Non-Controlling Interests	68,036	66,985
TOTAL EQUITY	97,453	99,289
TOTAL LIABILITIES AND EQUITY	$170,369	$169,047

PZENA INVESTMENT MANAGEMENT, INC.

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per-share amounts)

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
REVENUE	$39,580	$36,229	$117,180	$102,386

EXPENSES
Compensation and Benefits Expense	16,122	14,763	47,520	44,681
General and Administrative Expense	3,322	3,062	9,856	9,585
TOTAL OPERATING EXPENSES	19,444	17,825	57,376	54,266
Operating Income	20,136	18,404	59,804	48,120

Other Income	605	1,306	343	3,404

Income Before Taxes	20,741	19,710	60,147	51,524

Income Tax Expense	1,294	2,493	5,677	6,460
Consolidated Net Income	19,447	17,217	54,470	45,064

Less: Net Income Attributable to Non-Controlling Interests	15,185	14,228	43,213	37,110

Net Income Attributable to Pzena Investment Management, Inc.	$4,262	$2,989	$11,257	$7,954

Earnings per Share - Basic and Diluted Attributable to Pzena Investment Management, Inc. Common Stockholders:

Net Income for Basic Earnings per Share	$4,262	$2,989	$11,257	$7,954
Basic Earnings per Share	$0.24	$0.17	$0.63	$0.46
Basic Weighted Average Shares Outstanding	17,489,380	17,285,307	17,752,788	17,319,948

Net Income for Diluted Earnings per Share	$15,786	$11,862	$44,033	$31,077
Diluted Earnings per Share	$0.22	$0.17	$0.61	$0.44
Diluted Weighted Average Shares Outstanding	71,677,806	70,763,213	71,934,411	70,845,892